CERTIFICATE OF OWNERSHIP

OF

SICLONE INDUSTRIES, INC.
(a Delaware corporation)

AND

APOLLO MEDICAL HOLDINGS, INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Siclone Industries., Inc.	Delaware

Apollo Medical Holdings, Inc.	Delaware

SECOND: That 100% of the outstanding stock of Apollo Medical Holdings, Inc. is owned by Siclone Industries, Inc.

THIRD: That the name of the surviving corporation of the merger is Siclone Industries, Inc., which will continue its existence as said surviving corporation under the name Apollo Medical Holdings, Inc.

FOURTH: That the Certificate of Incorporation of Siclone Industries, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST: The name of the corporation is Apollo Medical Holdings, Inc.”

FOURTH:  That the members of the Board of Directors of Siclone Industries, Inc. unanimously adopted the following resolution by written consent on the 18th day of June, 2008:

RESOLVED, that the Company's wholly-owned subsidiary, Apollo Medical Holdings, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Apollo Medical Holdings, Inc.

FIFTH:   This merger shall be effective on July 2, 2008.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 18th day of June, 2008.

SICLONE INDUSTRIES, INC.

By:/s/ Warren Hosseinion Name: Dr. Warren Hosseinion Title: Chief Executive Officer

APOLLO MEDICAL HOLDINGS, INC.

By:/s/ Warren Hosseinion Name: Dr. Warren Hosseinion Title: Chief Executive Officer